QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Intraware, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Intraware, Inc.
25 Orinda Way
Orinda, California 94563
(925) 253-4500

June 21, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Intraware, Inc. The Annual Meeting will be held at 10:00 a.m. on August 4, 2004 at the Orinda Community Center, 26 Orinda Way, Orinda, California 94563.

        At this year's Annual Meeting you will be asked to elect two people to our Board of Directors and to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your vote on these matters is important and we appreciate your continued support.

        The formal notice of the Annual Meeting and the Proxy Statement are included in this invitation. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Form 10-K for our 2004 fiscal year.

        Please use this opportunity to take part in Intraware's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, or vote electronically via the Internet or telephone if instructions for doing so are shown on your proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

Peter H. Jackson Chairman, Chief Executive Officer and President

INTRAWARE, INC.
2004 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INTRAWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 4, 2004, at 10:00 a.m.

DATE AND TIME:	Wednesday, August 4, 2004 at 10:00 a.m.
PLACE:	Orinda Community Center, 26 Orinda Way, Orinda, California 94563
ITEMS OF BUSINESS:	1.
Elect two Class III directors for a term of three years or until their successors are duly elected and qualified. On the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated Peter H. Jackson and Mark B. Hoffman for election as the Class III directors.
	2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
RECOMMENDED ACTION:	The Board of Directors recommends a vote "FOR" each of the proposals.
WHO MAY VOTE:
Stockholders who owned our stock at the close of business on June 8, 2004 may attend and vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices at 25 Orinda Way, Orinda, California, during the ten days before the meeting.
By Order of the Board of Directors

John J. Moss Vice President, General Counsel and Secretary

Orinda, California
June 21, 2004

It is important that you promptly vote your proxy by signing, dating and returning the enclosed proxy card, or by using Internet or telephone voting if your proxy card offers those options. You may still attend the Annual Meeting and change your vote, even if you vote by proxy. However, we recommend you vote your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders (the "Annual Meeting"). The meeting will be held on August 4, 2004 at 10:00 a.m. at the Orinda Community Center, 26 Orinda Way, Orinda, California 94563. The Orinda Community Center's telephone number is (925) 254-2445. Our headquarters are located at 25 Orinda Way, Orinda, California 94563. Our telephone number is (925) 253-4500.

        Solicitation and voting materials, which include this Proxy Statement, the proxy card and the 2004 Annual Report to Stockholders, were mailed to stockholders on or about June 21, 2004.

Questions and Answers About The Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

        Two proposals will be voted on at the Annual Meeting:

    •
    Election of Peter H. Jackson and Mark B. Hoffman as Class III directors for a term of three years; and

    •
    Ratification of the Audit Committee's appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2005 fiscal year.

What are the Board's recommendations?

        Our Board recommends that you vote:

    •
    "FOR" election of the nominated directors; and

    •
    "FOR" ratification of the appointment of an independent registered public accounting firm for our 2005 fiscal year.

Will there be any other items of business on the agenda?

        We have not received any stockholder proposals to be brought before the meeting, and do not know of any other items of business to be brought before the meeting. However, in case other items are properly brought before the meeting, the accompanying proxy gives discretionary authority to the people named on the proxy to vote on those matters. Those people will vote that proxy in accordance with their best judgment.

Who is entitled to vote?

        Stockholders of record at the close of business on June 8, 2004 (the "Record Date") may vote at the Annual Meeting. Each holder of our common stock or Series A Preferred Stock is entitled to one vote on each proposal for each share of stock held on the Record Date. As of the close of business on the Record Date, there were 59,740,942 shares of our common stock and 552,486 shares of our Series A Preferred Stock (convertible into the same number of shares of our common stock) outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the "stockholder of record" for those shares. The Proxy Statement, Annual Report and proxy card have been sent to you directly by our transfer agent, Computershare Investor Services LLC.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing.

How do I vote?

        You may vote using any of the following methods:

    •
    By Mail—Sign and date each proxy card you receive and return it in the postage prepaid envelope. Sign your name exactly as it appears on the proxy card. If you return your signed proxy card but do not indicate your voting preferences, your shares will be voted on your behalf "FOR" the election of the nominated directors and "FOR" the ratification of the appointment of the independent registered public accounting firm for our 2005 fiscal year.

    •
    By Telephone or the Internet—If you are a beneficial owner, you will receive instructions from your broker, bank or nominee that you must follow for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers. If you vote by telephone or via the Internet you do not need to return your proxy card. Telephone and Internet voting are not available for stockholders of record.

    •
    In Person at the Annual Meeting—Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

        You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. If you are a stockholder of record, you must file with Intraware's Secretary a written notice of revocation or deliver a valid, later-dated proxy before the vote at the Annual Meeting. If you are a beneficial owner, instructions for changing your vote or revoking your proxy may be on the voting instruction card sent to you by the broker, bank or nominee that holds your shares. If you are a beneficial owner and the instructions for changing your vote or revoking your proxy are not on your voting instruction card, you must contact the broker, bank or nominee holding your shares to find out how to change your vote or revoke your proxy. Attendance at the Annual Meeting will not revoke a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

What votes can be cast?

        In the election of directors, you may vote "FOR" each nominee or your vote may be "WITHHELD" with respect to that nominee. For ratification of the appointment of the independent registered public accounting firm, you may vote "FOR," "AGAINST" or "ABSTAIN." If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" the nominees to the Board and "FOR" ratification of the appointment of the independent registered public accounting firm, and in the best judgment of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each item?

        In the election of directors, the two people receiving the highest number of "FOR" votes will be elected. The proposal to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2005 fiscal year requires a vote "FOR" the proposal by a majority of the shares present in person or by proxy, and entitled to vote at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have no effect on the election of directors, and the same effect as votes against the proposal to ratify the Audit Committee's appointment of the independent registered public accounting firm.

Is cumulative voting permitted for the election of directors?

        Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of our stock outstanding on the Record Date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of establishing a quorum.

How much did this proxy solicitation cost?

        We have hired ADP Investor Communication Services and Computershare Investor Services LLC to assist in the distribution of proxy materials at an aggregate cost of approximately $26,000, which includes printing and mailing of the proxy materials and our annual report to stockholders. Our employees, officers and directors may also solicit proxies, without additional compensation other than reimbursement of their expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the owners of our common stock.

If I want to submit a stockholder proposal for the 2005 Annual Meeting, what is the deadline?

        If you wish to submit a proposal for possible inclusion in our 2005 proxy materials, we must receive your notice, in accordance with Securities and Exchange Commission ("SEC") rules, not less than 120 days before the one-year anniversary of the date of this proxy statement or, if our 2005 annual meeting is more than 30 days earlier or later than the one-year anniversary of our 2004 Annual Meeting, a reasonable time before we begin to print and mail our proxy materials for our 2005 annual meeting. The proposal(s) should be mailed to our Secretary at our principal executive offices at 25 Orinda Way, Orinda, California 94563.

        Under our bylaws, your nominations for director and stockholder proposals not included in our 2005 proxy materials must be submitted to our Secretary, at the above address, between March 23, 2005 and April 22, 2005 in order to be considered timely for possible action by our stockholders at the 2005 annual meeting. However, if the date of the 2005 annual meeting is more than 30 days earlier or later than the one-year anniversary of the 2004 Annual Meeting, such proposals or nominations must be submitted by the later of (1) the 90th day before the 2004 annual meeting, or (2) the 10th day after the 2005 annual meeting date is first publicly announced.

        Any such proposal or nomination you submit must contain:

    •
    for each person you propose to nominate for election or reelection as a director,

    •
    all information about the person that would be required to be disclosed in solicitations of proxies for the election of that person as a director under Regulation 14A under the Securities Exchange Act of 1934, as amended, and

    •
    the person's written consent to serve as a director if elected;

    •
    as to any other business you propose to bring before the meeting,

    •
    a brief description of the business,

    •
    the reasons for conducting the business at the meeting, and

    •
    any material interest that you, as the stockholder, and any beneficial owner on whose behalf the proposal is made, have in the business; and

    •
    the following information about you, as the stockholder giving the notice, and any beneficial owner on whose behalf the nomination or proposal is made:

    •
    name and address, as they appear on our books,

    •
    the class and number of Intraware shares that are owned beneficially and of record, and

    •
    whether you or the beneficial owner intend to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares legally required to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect the nominee or nominees.

These requirements are contained in our bylaws, which are posted on our website at http://www.intraware.com/company/corp_governance/index.html.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS

Directors

        Our Board of Directors currently has six members, who are divided among three classes with overlapping three year terms. Our Board also currently has one vacancy.

Nominees for Class III Director

        At this year's Annual Meeting, two Class III directors are to be elected for a term of three years. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Peter H. Jackson and Mark B. Hoffman as Class III directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Messrs. Jackson and Hoffman. We expect Messrs. Jackson and Hoffman to accept their nominations. However, if either of them is unable or declines to serve as a director at the time of the meeting, proxies will be voted for a substitute nominee or nominees recommended by the Nominating and Corporate Governance Committee and designated by the present Board of Directors. The elected directors' term of office will continue until our 2007 annual meeting or until the director's successor has been elected and qualified.

Information on the Nominees and Other Directors

        Below is information on the nominees for Class III director and on the directors whose terms continue after this year's Annual Meeting. This information is current as of June 10, 2004.

Nominees for Class III Director for a Term Expiring in 2007

Name	Age	Position
Peter H. Jackson	46	Chairman, Chief Executive Officer and President
Mark B. Hoffman	57	Director

        Peter H. Jackson co-founded Intraware in August 1996 as President, Chief Executive Officer and a member of the Board of Directors. While continuing as a member of the Board of Directors, Mr. Jackson assumed the title of Chief Executive Officer in December 2000; President and Chief Executive Officer in September 2002; and Chairman, Chief Executive Officer and President in November 2003. Prior to joining Intraware, he served as founder and President of Granite Computer Products, Inc., a corporate computer hardware reseller and services provider; President and Chief Operating Officer of Dataflex Corporation, a value-added reseller of computer hardware and services; and Vice President of Vanstar Corporation, a computer hardware and services company. Mr. Jackson holds an A.B. in History from the University of California, Berkeley.

        Mark B. Hoffman has served as a member of our Board of Directors since August 1996. He was Chairman of our Board until November 2003. Since September 1996, Mr. Hoffman has served as Chairman of the Board of Directors and Chief Executive Officer of Commerce One, Inc., an e-commerce procurement and supplier-management solutions company. Prior to joining Commerce One, Mr. Hoffman served as Chief Executive Officer and President of Sybase, Inc., a company he co-founded in 1984. Prior to Sybase, Mr. Hoffman's experience includes management positions at Britton Lee, a manufacturer of database machines, and at Amdahl Corporation. Mr. Hoffman holds an M.B.A. from the University of Arizona and a B.S. in Engineering from the U.S. Military Academy.

Recommendation of the Board

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTOR OF EACH NOMINEE NAMED ABOVE.

Incumbent Class I Directors Whose Term Expires in 2005

Name	Age	Position
Peter F. Pervere	57	Director
Bradley M. Shuster	49	Director

        Peter F. Pervere has served as a member of our Board of Directors since March 2003. He is the Chairman of the Audit Committee and is a member of the Compensation Committee. From April 1997 until February 2000, Mr. Pervere served as Vice President and Chief Financial Officer and from February 2000 to May 2002 he served as Senior Vice President and Chief Financial Officer of Commerce One, Inc. From 1987 to April 1997, Mr. Pervere was at Sybase, Inc., serving as Vice President and Corporate Controller from 1991 to 1997. Prior to joining Sybase, Mr. Pervere served for five years on the auditing staff, including three years as an audit manager, at the accounting firm of Ernst & Young LLP. Mr. Pervere holds a B.A. degree in History from Stanford University.

        Bradley M. Shuster has served as a member of our Board of Directors since May 2004. He is a member of the Audit Committee. Since January 1, 2003, Mr. Shuster has served as President, International and Strategic Investments of The PMI Group and President and Chief Executive Officer of PMI Capital Corporation. From February 1999 to December 2002, he served as Executive Vice President Corporate Development of The PMI Group and PMI Mortgage Insurance Co. From 1995 to February 1999, he served as Senior Vice President, Treasurer and Chief Investment Officer of the PMI Group and PMI Mortgage Insurance Co. Prior to joining PMI, he was an audit partner with the accounting firm of Deloitte & Touche LLP, where he was employed from January 1978 to July 1995. Mr. Shuster holds a B.S. degree from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles.

Incumbent Class II Directors Whose Term Expires in 2006

Name	Age	Position
Brendan A. McLoughlin	65	Director
Raymond L. Ocampo Jr.	51	Director

        Brendan A. McLoughlin has served as a member of our Board of Directors since July 2002. He is a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Special Litigation Committee, and is the Chairman of the Compensation Committee. From September 1998 to April 2001, Mr. McLoughlin served as Senior Vice President of Sales at Navigation Technologies Corporation, a database software company. From August 1997 to June 1998 he served as Senior Vice President of Sales for Fujitsu Personal Computer Company, and from September 1996 to July 1997 he served as Senior Vice President of World-Wide Sales at Vision Tek Corporation, a 3D graphic accelerator company. From May 1993 to August 1996, he served as Senior Vice President of World-Wide Sales at Dataflex Corporation, a value-added reseller of computer hardware and services. From 1983 to 1993, Mr. McLoughlin held various management positions at Compaq Computer Corporation, including Vice President of North American Corporate Sales. From 1968 to 1983, he held various positions at IBM Corporation. Mr. McLoughlin holds a B.A. in Business Administration from Belmont Abbey College and has completed executive management courses at Harvard University Business School and the University of Pennsylvania Wharton School of Business.

        Raymond L. Ocampo Jr. has served as a member of our Board of Directors since November 2003. He is a member of the Compensation Committee, and is the Chairman of the Nominating and Corporate Governance Committee and of the Special Litigation Committee. He has been a member of the board of directors of the Berkeley Center for Law & Technology since January 2000 and served as Executive Director from August 1997 through December 1999. Mr. Ocampo has been since April 2004 the President and Chief Executive Officer of Samurai Surfer LLC, a consulting and investment company. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996. He held other senior positions in Oracle's Legal Department between July 1986 and September 1990. Mr. Ocampo is a member of the board of directors of CytoGenix, Inc., Keynote Systems, Inc., The PMI Group, Inc. and VitalStream Holdings, Inc., and previously served on the board of directors of Vantive Corporation. He holds a B.A. from the University of California, Los Angeles and a J.D. from Boalt Hall School of Law at the University of California, Berkeley.

Corporate Governance

        Corporate governance is typically defined as the system that allocates duties and authority among a company's stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company's governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company's day-to-day operations.

  Independent Directors

        Each of our directors other than Mr. Jackson qualifies as "independent" under the listing requirements of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

        In addition, each member of our Audit Committee qualifies as "independent" under special standards established by the SEC for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Peter F. Pervere is the independent director who our Board has determined to be qualified as an audit committee financial expert. This designation is based on Mr. Pervere's experience in and understanding of accounting and auditing matters, in accordance with SEC rules. It does not impose any greater duties, obligations or liability on Mr. Pervere than are generally imposed on him as a member of the Audit Committee and of the Board of Directors, and his designation as an "audit committee financial expert" for purposes of the SEC rules does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

  Board Responsibilities and Structure

        The primary responsibilities of the Board of Directors are oversight, counseling and direction to our management in the long-term interests of Intraware and its stockholders. The Board's detailed responsibilities include: (a) selecting the Chief Executive Officer and other senior executives, and, through the Compensation Committee, regularly evaluating their performance and approving their compensation; (b) reviewing and, where appropriate, approving Intraware's major financial objectives, strategic and operating plans, and actions; (c) overseeing the conduct of Intraware's business to evaluate whether the business is being properly managed; and (d) through the Audit Committee and Nominating and Corporate Governance Committee, overseeing the processes for maintaining the integrity of Intraware's financial statements and other public disclosures, and compliance with laws and ethics. Our Chief Executive Officer, working with our other executive officers, has the authority and responsibility for managing our business in a manner consistent with our corporate standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board regarding extraordinary actions to be undertaken by Intraware.

        The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. The Board has delegated various responsibilities and authority to different Board committees as generally described below. Board members have access to all Intraware employees outside of Board meetings.

  Board Committees and Charters

        The Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance committees. The Board also currently has a temporary Special Litigation Committee, whose members are appointed by the Board. Each member of the Audit, Compensation, Nominating and Corporate Governance, and Special Litigation committees is an independent director in accordance with the Nasdaq standards described above. Each of the standing Board committees has a written charter approved by the Board. Copies of each charter are posted on our web site at "http://www.intraware.com/company/corp_governance/index.html."

        The table below describes the Board's committees and the current membership of those committees. The Board may establish other committees as it deems appropriate.

Name of Committee and Members	No. of Meetings Held in 2004 Fiscal Year	Functions of the Committee
Audit Peter F. Pervere, Chairman* Brendan A. McLoughlin Bradley M. Shuster	9
		The Audit Committee's primary functions are to provide oversight and monitoring of our management and the independent registered public accounting firm, and their activities with respect to our financial reporting process.
* Our Board has determined that Mr. Pervere is an audit committee financial expert for purposes of applicable SEC and Nasdaq Stock Market rules.
Compensation Brendan A. McLoughlin, Chairman Raymond L. Ocampo Jr. Peter F. Pervere	7
		The Compensation Committee determines the compensation of our executive officers, administers our employee stock option plans, and reviews and approves compensation philosophy and programs for annual and long-term executive compensation.
Nominating and Governance Raymond L. Ocampo Jr., Chairman Brendan A. McLoughlin	1
		The Nominating and Governance Committee evaluates, proposes and approves nominees for election or appointment to the Board and evaluates the composition, organization and governance of the Board and its committees. In order for the committee to consider stockholder nominees for the Board of Directors for future meetings, stockholders must submit the name and qualifications of a nominee in writing mailed to our Secretary at our offices at 25 Orinda Way, Orinda, California 94563.
Special Litigation Committee Raymond L. Ocampo Jr., Chairman Brendan A. McLoughlin	2
		The Special Litigation Committee is a temporary committee of the Board consisting solely of independent directors who are not defendants in the securities class action litigation pending against Intraware. The purpose of the committee is to decide whether and on what terms we should enter into agreements to settle that litigation.

  Attendance at Meetings

        All directors are expected to attend each meeting of the Board and the committees on which they serve, and are strongly encouraged to attend the annual meetings of stockholders. Non-employee directors receive per-meeting fees for Board and committee meetings only if they attend the meetings in person or via teleconference (see "Director Compensation" below). The Board held four meetings during our last fiscal year, which ended February 29, 2004. Each director other than Mr. Hoffman attended at least 75% of the aggregate of (a) all Board meetings held during the period that person was a Board member and (b) all meetings of Board committees on which that person served which were held during the period he served. Three of our five then-current Board members attended our 2003 annual meeting. The Board does not have a formal policy that seeks to limit the number of outside directorships held by a director, but the Board's guideline of attendance at all meetings reflects the Board's expectation that each director will meet his or her commitments to the position.

  Director Compensation

        Our non-employee directors receive the following cash compensation:

    •
    For Board membership:

    •
    The Chairman receives an annual retainer of $7,500 if he or she is a non-employee director.

    •
    Each other non-employee director receives an annual retainer of $5,000.

    •
    Each non-employee director receives a $500 fee per Board meeting attended, up to a maximum of $4,000 in total Board meeting fees per fiscal year.

    •
    For Audit Committee membership:

    •
    The Chairman receives an annual retainer of $6,000.

    •
    Each other Committee member receives an annual retainer of $4,000.

    •
    Each Committee member receives a $500 fee per Committee meeting attended, up to a maximum of $3,000 in total Audit Committee meeting fees per fiscal year.

    •
    For membership on each other standing Board committee (excluding special or temporary committees):

    •
    The chairman receives an annual retainer of $4,500.

    •
    Each other committee member receives an annual retainer of $3,000.

    •
    Each committee member receives a $500 fee per committee meeting attended, up to a maximum of $2,000 in total committee meeting fees per fiscal year.

        In addition, we reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

        Non-employee directors also receive automatic, nondiscretionary stock option grants at the time they become directors and annually thereafter, under our 1998 Director Option Plan. Under this plan, a director receives an option grant for 15,000 shares on the date of election to the Board, and receives an option grant for 7,500 shares each year thereafter on the date of the annual meeting of stockholders if the director has served on the Board for six months before the annual meeting. The initial grant vests over four years, 12.5% of the shares vesting six months after the grant date and the balance vesting monthly in equal installments thereafter. Each subsequent grant vests over two years, 25% of the shares vesting six months after the grant date and the balance vesting monthly in equal installments thereafter. The exercise price of each grant is the fair market value of the stock on the date of the grant. A copy of this plan is attached as an exhibit to our Registration Statement on Form S-8 filed with the SEC on January 18, 2001.

        Mr. Pervere received an option grant for 15,000 shares upon his election to the Board in March 2003. Messrs. Hoffman and McLoughlin each received an option grant for 7,500 shares on our annual meeting date in August 2003. Mr. Ocampo received an option grant for 15,000 shares upon his election to the Board in November 2003.

        Our employee directors receive no compensation for their service as directors. Compensation received by Mr. Jackson for his services as Chairman, Chief Executive Officer and President is described below under "Other Information: Executive Compensation" and under "Report of the Compensation Committee of the Board of Directors: Fiscal Year 2004 Executive Officer Compensation Program." Frost R.R. Prioleau, who was an employee of Intraware until August 31, 2003, and a member of our Board until October 1, 2003, received cash compensation during the 2003 fiscal year for his services as an employee.

  Director Nomination Process

        Our process for nominating directors is governed by the Charter for the Nominating and Corporate Governance Committee. That charter is posted on our corporate website at

http://www.intraware.com/pdf/company/corp_governance/nominating_corp_gov_comm_charter_7-9-03.pdf and is also attached to our 2003 Proxy Statement filed with the SEC on July 11, 2003. All of the members of our Nominating and Corporate Governance Committee are independent in accordance with Nasdaq Stock Market rules.

        The Charter for the Nominating and Corporate Governance Committee provides that, as part of the Committee's consideration of qualified candidates for nomination as directors, it shall evaluate shareholder nominees where applicable. In accordance with the Charter, the Committee will nominate only those candidates, including candidates recommended by shareholders, who:

    •
    have the highest personal and professional integrity,

    •
    have strong business experience,

    •
    have demonstrated exceptional ability and judgment, and

    •
    can be most effective, in conjunction with the members of and other nominees to the Board, in collectively serving the long-term interests of our shareholders.

The Committee will also consider the then-current makeup of the Board and its committees and whether the background and expertise of the candidate complement, or address any gaps perceived by the Committee in, those of the other Board members and nominees.

        The Committee identifies potential Board candidates using a variety of channels, including current and former business associates, Intraware shareholders, executives and directors in related industries, and relevant publications. The Committee will typically evaluate candidates by reviewing their resumes and biographical materials, analyzing the companies or organizations where the candidates have worked and the performance of those companies or organizations during the candidates' tenure, interviewing the candidates, and consulting with people who know and have worked with the candidates. The manner in which the Committee evaluates candidates is the same for candidates recommended by shareholders as for other candidates.

        Shareholders may submit recommendations to the Committee for Board nominees by sending those recommendations to:

    Nominating and Corporate Governance Committee
    c/o Corporate Secretary
    Intraware, Inc.
    25 Orinda Way
    Orinda, CA 94563

Our Corporate Secretary will promptly forward any such submissions to the Committee members. Submissions should include the candidate's name, a resume or other summary of the candidate's relevant experience and credentials, and contact information for the candidate and the shareholder submitting the recommendation. If the shareholder wishes that the Committee consider naming a candidate as a nominee for the Board in the proxy statement for our 2005 annual meeting, the shareholder should submit the recommendation by the deadline described under the heading "If I want to submit a stockholder proposal for the 2005 Annual Meeting, what is the deadline?" above.

  Shareholder Communication with Board Members

        Shareholders may send communications to our Board members by addressing the communications to:

    [Name of Board member]
    c/o Corporate Secretary
    Intraware, Inc.
    25 Orinda Way
    Orinda, CA 94563

Shareholders may also send communications to Board members electronically by using the web form on our Investor Relations website at http://www.intraware.com/company/investors/comments.html, and specifying in the communication the name of the Board member to whom it is to be forwarded. All such shareholder communications received by Intraware, that are sent or transmitted in the sender's capacity as a shareholder, will be promptly forwarded directly to the Board members to whom they are addressed.

  Corporate Governance Guidelines

        The Board has adopted a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Guidelines are posted on the company's web site at "http://www.intraware.com/company/corp_governance/index.html." Key provisions of the Guidelines include the following:

    •
    The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors.

    •
    Independent directors will meet on a regular basis apart from other Board members and management representatives.

    •
    Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other fees from Intraware in addition to their Board compensation. To the extent practicable, independent directors who are affiliated with our service providers will undertake to ensure that their compensation from those providers does not include amounts connected to payments by Intraware.

    •
    Board members must at all times comply with our Code of Ethics. This obligation includes adherence to our policies with respect to conflicts of interest, confidentiality, protection of Intraware's assets, ethical conduct in business dealings, and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Ethics with respect to any individual director or executive officer is reported to and subject to the approval of the Audit Committee or the full Board.

    •
    The Audit, Compensation, and Nominating and Corporate Governance committees must consist entirely of independent directors.

    •
    The annual cycle of agenda items for Board meetings is expected to evolve to reflect Board priorities and changing business and legal issues. The Board will have regularly scheduled presentations from our Finance, Sales and Marketing and Product Management departments, and our other major business segments and operations. The Board's annual agenda will include, among other items, our long-term strategic plan and budget matters.

    •
    The Board will have direct access to all Intraware employees.

    •
    Directors and officers are encouraged to be stockholders of Intraware through their participation in the company's stock option or employee stock participation plans. Directors and officers may not invest in derivatives of Intraware securities, e.g., puts and calls on Intraware securities (with limited exceptions) or enter into any "short sales" or "short positions" with respect to Intraware securities. A short position is one in which the person will profit if the market price of our securities either remains the same or decreases. We consider any such investment by an Intraware director or officer to be inappropriate and contrary to the interests of Intraware and its stockholders.

  Code of Ethics

        The Board has also adopted a Code of Ethics that applies to all of our directors, officers, employees and contractors. The Audit Committee is responsible for overseeing the administration of this Code, which is posted on the company's web site at "http://www.intraware.com/company/corp_governance/index.html." The Code addresses the following key areas:

    •
    Maintaining business ethics (including observance of key financial controls);

    •
    Avoiding conflicts of interest;

    •
    Special obligations concerning financial reporting;

    •
    Compliance with laws, rules and regulations, including:

    •
    Insider trading rules;

    •
    The Foreign Corrupt Practices Act; and

    •
    Record maintenance and destruction of documents; and

    •
    Protection of confidential information.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending February 28, 2005. The Board of Directors has approved, and asks that the stockholders ratify, that appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of an independent registered public accounting firm.

        We expect representatives of PricewaterhouseCoopers to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2005.

Fees Paid to Independent Registered Public Accounting Firm†

	Fiscal Year Ended
	February 29, 2004	February 28, 2003
Audit Fees(1)	$307,135	$227,272
Audit-Related Fees(2)	$30,000	$74,086
Tax Fees(3)	$9,369	$19,381
All Other Fees(4)	$2,800	$—

Total	$349,304	$320,739

(1)
"Audit Fees" consisted of fees billed by PricewaterhouseCoopers for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q, for review of our Forms S-3 and 8-K, and other services that are normally provided by independent accountants in connection with statutory and regulatory filings.

(2)
"Audit-Related Fees" consisted of fees billed by PricewaterhouseCoopers for research, consultation and advice regarding accounting treatment for corporate and commercial transactions in accordance with applicable financial accounting and reporting standards, and consultation and advice regarding SEC staff comments on our reports under the Securities Exchange Act of 1934, as amended.

(3)
"Tax Fees" consisted of fees billed by PricewaterhouseCoopers for consultation concerning sales and international tax matters related to electronic software delivery, and for preparation and filing of annual returns for our non-operating subsidiary in the United Kingdom.

(4)
"All Other Fees" consisted of fees billed by PricewaterhouseCoopers for our subscription to PricewaterhouseCoopers' online library of accounting and assurance literature.

        The Charter for the Audit Committee of our Board provides that the committee is responsible for pre-approving audit and non-audit services provided to Intraware by our independent registered public accounting firm, or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible.

†
Note:    Item 14 of our Form 10-K for our fiscal year ended February 29, 2004, filed with the SEC on May 5, 2004, states that it incorporates by reference information appearing under the headings "Audit Fees for Fiscal Year 2004" and "All Other Independent Accountant Fees for Fiscal Year 2004" of this Proxy Statement. Instead, that information appears under this heading.

OTHER INFORMATION

Executive Officers

        In addition to Mr. Jackson, the following persons were executive officers of Intraware as of June 10, 2004:

Name	Age	Position
Wendy A. Nieto	39	Chief Financial Officer and Executive Vice President of Technology and Operations
David L. Dunlap	37	Executive Vice President of Sales and Marketing
John J. Moss	41	Vice President and General Counsel
Richard J. Northing	39	Vice President of Technology and Operations

        Wendy A. Nieto joined us in April of 2000 as Controller. She became Vice President of Finance in August 2001, Chief Financial Officer and Senior Vice President of Finance in April 2002, and Chief Financial Officer and Executive Vice President of Technology and Operations in August 2003. From April 1998 to April 2000, she served as Director of Finance at Chiron Corporation. A Certified Public Accountant, Mrs. Nieto was also employed by various accounting firms. Mrs. Nieto holds a B.S. from California State University, Hayward and an M.B.A. from St. Mary's University.

        David L. Dunlap joined us as the Director of Product Lines in September 1997. He became Vice President of Operations in May 1998, Chief Operations Officer in December 2000, Senior Vice President of Business Development in February 2001, Senior Vice President of Sales and Marketing in July 2003, and Executive Vice President of Sales and Marketing in August 2003. Prior to joining Intraware, he served as a Financial Systems Project Manager of PeopleSoft, Inc., Vice President of National Operations of Dataflex Corporation, Vice President of Operations of Granite Computer Products, Inc., and Director of Purchasing of Vanstar Corporation. Mr. Dunlap holds a B.A. in Government from Cornell University.

        John J. Moss joined us as General Counsel in October 1999. He became Vice President and General Counsel in August 2001. From March 1997 to October 1999, he served as Assistant General Counsel and then Deputy General Counsel of Barra, Inc. Prior to that, he served as Corporate Counsel of Oracle Corporation, and an associate at the law firm of Graham & James. Mr. Moss holds a J.D. from Stanford University, an M.A. in International Economics from the Johns Hopkins School of Advanced International Studies, and a B.A. from Sarah Lawrence College.

        Richard J. Northing joined us as Project Manager in May 1999. He became Director of Project Management in October 1999, Senior Director of Project Management in May 2000, and Vice President of Technology Operations in March 2001. Prior to joining Intraware, he held senior consulting positions at Accenture and at Electronic Data Systems Corporation. Dr. Northing holds a B.Sc. from the University of Liverpool, U.K., and a D.Phil from Oxford University, U.K.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, our directors, and persons who own more than 10% of our common stock (who together we refer to as "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received or written representations from Reporting Persons, we believe that with respect to the fiscal year ended February 29, 2004, all the Reporting Persons complied with all applicable filing requirements, except as follows:

        On July 9, 2003, Dr. Northing became an executive officer of Intraware. That event was reported on a Form 3 on August 20, 2003.

        On August 27, 2003, Messrs. McLoughlin and Hoffman each received an option grant exercisable for 7,500 shares of our common stock. Those grants were reported on Forms 4 on September 2, 2003, and September 4, 2003, respectively.

        On August 27, 2003, Mr. Dunlap, Mr. Jackson and Mrs. Nieto each received an option grant exercisable for 250,000 shares of our common stock. Those grants were reported on Form 4 on September 2, 2003.

        On August 27, 2003, Mr. Moss and Dr. Northing each received an option grant exercisable for 95,000 shares of our common stock. Those grants were reported on Form 4 on September 2, 2003.

Security Ownership of Certain Beneficial Owners†

        The table below contains information about beneficial ownership of our common stock and our Series A Preferred Stock as of the Record Date (except as otherwise noted) by each person or entity who is known by us to own beneficially more than 5% percent of that class of our stock. This table is based on information provided to us or filed with the SEC by these stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership in the following table is based on 59,740,942 shares of our common stock and 552,486 shares of our Series A

Preferred Stock (which is convertible into the same number of shares of our common stock) outstanding as of the Record Date.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Nature of Beneficial Ownership	Percent of Class
Common	Passport Management LLC(1) 402 Jackson Street, San Francisco, CA 94111	6,670,791	Indirect(1)	11.2%
Common	Sanford J. Colen(2) c/o Apex Capital, LLC, 25 Orinda Way, Orinda, CA 94563	5,670,000	Indirect(2)	9.5
Common	Apex Capital, LLC(2) 25 Orinda Way, Orinda, CA 94563	5,600,000	Indirect(2)	9.3
Common	Passport Master Fund, LP(1) 402 Jackson Street, San Francisco, CA 94111	4,403,234	Direct	7.4
Common	Zomax Incorporated(3) 5353 Nathan Lane, Plymouth, MN 55442	3,097,561	Direct	5.2
Series A Preferred	Mark B. Hoffman(4) c/o Intraware, Inc., 25 Orinda Way, Orinda, CA 94563	276,243	Direct	50.0
Series A Preferred	George M. Drysdale(5) c/o Drysdale Enterprises, 177 Bovet Road, Suite 600, San Mateo, CA 94402	276,243	Direct	50.0
Series A Preferred	Drysdale Partners c/o Drysdale Enterprises, 177 Bovet Road, Suite 600, San Mateo, CA 94402	138,121	Direct	25.0

(1)
Passport Management LLC, an investment adviser that is controlled and managed by John H. Burbank III and Ralph K. McCluskey II, has voting and dispositive power over all of the shares listed for Passport Management LLC and Passport Master Fund, LP. Passport Management LLC acts as an investment adviser for Passport Master Fund, LP. Passport Master Fund, LP has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Messrs. Burbank and McCluskey are co-managers of Passport Management LLC and Passport Master Fund, LP. Neither Mr. McClusky nor Mr. Burbank, acting alone, has voting or dispositive power over the shares. Messrs. McClusky and Burbank, and each of them, disclaim beneficial ownership of all of the shares. The information herein regarding Passport Management LLC and Passport Master Fund, LP is based on an amendment to Schedule 13G filed by Passport Management LLC, Passport Master Fund, LP, Passport Master Fund II, LP and Messrs. Burbank and McCluskey with the SEC on April 27, 2004.

(2)
Apex Capital, LLC is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Sanford J. Colen is the manager of Apex Capital, LLC. The information herein regarding Apex Capital, LLC and Mr. Colen is based on a Schedule 13G filed by Apex Capital, LLC and Mr. Colen with the SEC on February 17, 2004.

(3)
The information herein regarding Zomax Incorporated is based on an amendment to Schedule 13D filed by Zomax Incorporated with the SEC on May 21, 2004.

(4)
Mr. Hoffman is a member of our Board of Directors.

(5)
Includes 138,121 shares of Series A Preferred Stock held directly by Mr. Drysdale, and 138,121 shares of Series A Preferred Stock held by Drysdale Partners, of which Mr. Drysdale is a beneficial owner.

†
Note:    Item 12 of our Form 10-K for our fiscal year ended February 29, 2004, filed with the SEC on May 5, 2004, states that it incorporates by reference information appearing under the heading "Security Ownership of Certain Beneficial Owners and Management" of this Proxy Statement. Instead, that information appears under this heading and the heading immediately below.

Security Ownership of Management†

        The table below contains information about beneficial ownership of our common stock and our Series A Preferred Stock (which is convertible into our common stock on a one-for-one basis) as of the Record Date (except as otherwise noted) by (i) each of our directors, (ii) our Chief Executive Officer, our other four executive officers as of the Record Date who were most highly compensated and who earned more than $100,000 during the fiscal year ended February 29, 2004, and another employee who was an executive officer for part of the fiscal year and would have been included among the other four had he remained an executive officer through the end of the fiscal year (these employees are referred to as "Named Executive Officers" elsewhere in this Proxy Statement), and (iii) all of our directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and executive officers. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership in the following table is based on 59,740,942 shares of our common stock and 552,486 shares of our Series A Preferred Stock (which is convertible into the same number of shares of our common stock) outstanding as of the Record Date.

	Class of Stock
							Both Classes Combined (1)
	Common			Series A Preferred
							Aggregate No. of Shares Beneficially Owned(3)	Percent of Both Classes Combined
Name(2)	No. of Shares Beneficially Owned(3)		Percent of Class	No. of Shares Beneficially Owned(3)	Percent of Class
Peter H. Jackson	2,225,298	(4)	3.7%	—	*	%	2,225,298	3.7%
Mark B. Hoffman	899,759	(5)	1.5	276,243	50.0		1,176,002	1.9
James A. Brentano	319,506	(6)	*	—	*		319,506	*
David L. Dunlap	292,914	(7)	*	—	*		292,914	*
John J. Moss	256,921	(8)	*	—	*		256,921	*
Wendy A. Nieto	254,811	(9)	*	—	*		254,811	*
Richard J. Northing	122,916	(10)	*	—	*		122,916	*
Brendan A. McLoughlin	11,357	(11)	*	—	*		11,357	*
Peter F. Pervere	10,000	(12)	*	—	*		10,000	*
Raymond L. Ocampo Jr.	2,500	(13)	*	—	*		2,500	*
Bradley M. Shuster	—		*	—	*		—	*
All directors and officers as a group (11 Persons)	4,395,982	(14)	7.4	276,243	50		4,672,225	7.8

*
Less than 1% of the outstanding shares of the class or classes of stock.

(1)
"Aggregate No. of Shares Beneficially Owned" is the aggregate number of shares of our common stock and Series A Preferred Stock beneficially owned by the named director or officer or by the group. "Percent of Both Classes Combined" is the percentage of all outstanding shares of our common stock and Series A Preferred Stock beneficially owned by the named director or officer or by the group.

(2)
The address for each beneficial owner is c/o Intraware, Inc., 25 Orinda Way, Orinda, CA 94563.

(3)
The nature of all beneficial ownership is direct except as otherwise indicated in a footnote.

(4)
Includes 389,950 shares of common stock held directly by Mr. Jackson and 1,824,998 shares of common stock issuable to Mr. Jackson upon exercise of stock options exercisable within 60 days of the Record Date. Also includes 2,100 shares of common stock held as custodian and 75 shares of common stock held as guardian by Mr. Jackson for Drew Jackson, 1,800 shares of common stock held as custodian and 200 shares of common stock held as guardian by Mr. Jackson for Connor Jackson, 3,000 shares of common stock held as custodian and 75 shares of common stock held as guardian by Mr. Jackson for Lindsey Jackson, and 2,700 shares of common stock held as custodian and 400 shares of common stock held as guardian by Mr. Jackson for Brett Jackson.

(5)
Includes 735,637 shares of common stock held by Mr. Hoffman, 108,874 shares of common stock issuable to Mr. Hoffman upon exercise of stock options exercisable within 60 days of the Record Date, and 55,248 shares of common stock issuable to Mr. Hoffman upon exercise of a warrant exercisable within 60 days of the Record Date.

(6)
Includes 23,675 shares of common stock held by Mr. Brentano as of July 7, 2003 (the date of the most recent filing by Mr. Brentano under Section 16(a) of the Securities Exchange Act of 1934, as amended), and 295,831 shares of common stock issuable to Mr. Brentano upon exercise of stock options exercisable between the Record Date and July 21, 2004. Those stock options are exercisable only until July 21, 2004. Mr. Brentano was an executive officer of Intraware until June 2003, and ceased to be an employee of Intraware on April 22, 2004.

(7)
Includes 292,914 shares of common stock issuable to Mr. Dunlap upon exercise of stock options exercisable within 60 days of the Record Date.

(8)
Includes 4,007 shares of common stock held by Mr. Moss, and 252,914 shares of common stock issuable to Mr. Moss upon exercise of stock options exercisable within 60 days of the Record Date.

(9)
Includes 2,888 shares of common stock held by Mrs. Nieto, and 251,923 shares of common stock issuable to Mrs. Nieto upon exercise of stock options exercisable within 60 days of the Record Date.

(10)
Includes 8,334 shares of common stock held by Dr. Northing, and 114,582 shares of common stock issuable to Dr. Northing upon exercise of stock options exercisable within 60 days of the Record Date.

(11)
Includes 420 shares of common stock held by Mr. McLoughlin, and 10,937 shares of common stock issuable to Mr. McLoughlin upon exercise of stock options exercisable within 60 days of the Record Date.

(12)
Includes 10,000 shares of common stock issuable to Mr. Pervere upon exercise of stock options exercisable within 60 days of the Record Date.

(13)
Includes 2,500 shares of common stock issuable to Mr. Ocampo upon exercise of stock options exercisable within 60 days of the Record Date.

(14)
Includes an aggregate of 1,164,911 shares of common stock held directly and 10,350 shares of common stock held indirectly by our directors and officers as of the Record Date. Also includes an aggregate of 3,165,473 shares of common stock issuable to our directors and officers upon exercise of stock options exercisable within 60 days of the Record Date, and 55,248 shares of common stock issuable to our directors and officers upon exercise of warrants exercisable within 60 days of the Record Date.

†
Note:    Item 12 of our Form 10-K for our fiscal year ended February 29, 2004, filed with the SEC on May 5, 2004, states that it incorporates by reference information appearing under the heading "Security Ownership of Certain Beneficial Owners and Management" of this Proxy Statement. Instead, that information appears under this heading and the heading immediately above.

Executive Compensation

Summary Compensation Table

        The table below summarizes the compensation earned for services rendered to Intraware in all capacities for the fiscal years ended February 29, 2004, February 28, 2003, and February 28, 2002 by our Named Executive Officers.

Long-Term Compensation Awards
Annual Compensation
Securities Underlying Options(#)
Name and Principal Position	Year	Salary($)	Bonus($)		Other($)
Peter H. Jackson Chairman, Chief Executive Officer and President	2004 2003 2002	$300,400 289,147 293,753	$	— 15,000 —	$	— — —	1,750,000 200,000 1,200,000
Wendy A. Nieto Chief Financial Officer and Executive Vice President of Technology and Operations	2004 2003 2002	$150,000 144,325 141,316		$1,147 2,500 5,000	$	— — —	250,000 150,000 70,000
David L. Dunlap Executive Vice President of Sales and Marketing	2004 2003 2002	$160,000 158,000 157,000		$1,147 15,000 —	$	— — —	250,000 150,000 70,000
John J. Moss Vice President and General Counsel	2004 2003 2002	$156,000 154,050 148,033		$1,147 5,063 —	$	— — —	95,000 150,000 70,000
Richard J. Northing Vice President of Technology and Operations	2004 2003 2002	$165,000 162,938 160,240		$200 3,750 7,050	$	— — —	95,000 60,000 30,000
James A. Brentano(1) Former Senior Vice President of Technology and Operations	2004 2003 2002	$155,417 177,750 176,625		$9,052 5,625 —	$	— — —	80,000 150,000 80,000

(1)
Mr. Brentano ceased to be an executive officer in July 2003 and ceased to be an employee of the company in April 2004.

Options Granted During the Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended February 29, 2004, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the

Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees In Last Fiscal Year
			Exercise Price ($/share)	Expiration Date
Name					5%($)	10%($)
Peter H. Jackson	750,000 250,000 750,000	19.95 6.65 19.95%	$0.95 1.16 2.19	3/13/2013 8/27/2013 1/7/2014	$448,087 182,379 1,032,959	$1,135,542 462,185 2,617,722
Wendy A. Nieto	250,000	6.65	1.16	8/27/2013	182,379	462,185
David L. Dunlap	250,000	6.65	1.16	8/27/2013	182,379	462,185
John J. Moss	95,000	2.53	1.16	8/27/2013	69,304	175,630
Richard J. Northing	95,000	2.53	1.16	8/27/2013	69,304	175,630
James A. Brentano(1)	80,000	2.13	1.16	8/27/2013	58,361	147,899

(1)
Mr. Brentano ceased to be an executive officer in July 2003 and ceased to be an employee of the company in April 2004.

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended February 29, 2004, and exercisable and unexercisable options held as of February 29, 2004. The "Value of Unexercised In-the-Money Options at February 29, 2004" is based on a value of $1.68 per share (the closing price of our common stock on February 27, 2004, the last trading day of our fiscal year), less the per share exercise price of the option, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1996 Stock Option Plan. Initial grants under that plan vest as to 25% of the shares one year after the grant date and as to remaining shares ratably over the next 36 months. Subsequent grants generally vest as to 12.5% of the shares 6 months after the grant date and as to the remaining shares ratably over the next 42 months.

			Number of Securities Underlying Unexercised Options at February 29, 2004($)
					Value of Unexercised In-the-Money Options at February 29, 2004(#)
	Shares Acquired on Exercise(#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. Jackson	—	N/A	1,418,748	1,781,252	$1,144,236	$728,464
Wendy A. Nieto	—	N/A	192,393	351,982	106,100	225,448
David L. Dunlap	—	N/A	277,915	362,085	122,429	226,167
John J. Moss	—	N/A	222,080	232,920	91,215	161,457
Richard J. Northing	—	N/A	95,875	140,375	44,097	88,889
James A. Brentano(1)	—	N/A	333,747	226,253	130,112	152,484

(1)
Mr. Brentano ceased to be an executive officer in July 2003 and ceased to be an employee of the company in April 2004.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        In fiscal year 2002, we granted to Mr. Jackson an option to purchase 600,000 shares of Intraware common stock, which is subject to accelerated vesting in the event of a change of control. Under the terms of the grant, 450,000 of the option shares will be subject to one year of additional vesting beyond that provided for under our 1996 Stock Option Plan (see below) upon any termination of Mr. Jackson's employment by Intraware without cause within twelve months following any change of control of Intraware or the announcement of any such change of control. The other 150,000 shares under that grant will be subject to one year of additional vesting beyond that provided for under our 1996 Stock Option Plan upon any termination of Mr. Jackson's employment without cause within twelve months following any change of control of Intraware or the announcement of any such change of control, provided that change of control is pursuant to a sale, exchange or other disposition of substantially all of the assets or outstanding common shares of Intraware at an implied enterprise value of not less than $1.25 per outstanding common stock share.

        We have also entered into a separate change of control severance agreement with Mr. Jackson and each of our other Named Executive Officers. The agreements provide that if there is a change of control of Intraware, and any of the Named Executive Officers is terminated without cause within twelve months following the change of control or the announcement of such change of control, Intraware will provide to the terminated executive officer:

    •
    a cash payment equal to 50% of his or her annual salary plus a pro rata portion of his or her annual target bonus;

    •
    100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

    •
    one year of additional vesting of unvested stock options in addition to any vesting acceleration provided under our 1996 Stock Option Plan.

        Our 1996 Stock Option Plan provides that in the event of a change-of-control merger or sale of substantially all of the assets of Intraware, each outstanding option vests and becomes exercisable to the extent of the shares that would otherwise have vested by December 31 of the year in which the merger or asset sale occurs.

Compensation Committee Interlocks and Insider Participation

        None.

Certain Relationships and Related Transactions

        In August 2003, Intraware and Zomax Incorporated amended our strategic alliance agreement to: (1) allow Zomax to terminate the agreement as of August 12, 2004, or as of any date thereafter, with or without cause; (2) accelerate the due date of the payment of $400,000 by Zomax to us for the second year of the agreement; and (3) reduce the minimum license fee for the third year of the agreement, which was to begin August 12, 2004, from $1,000,000 to $600,000 if Zomax had not terminated the agreement. During the three months ended November 30, 2003, and in accordance with that amendment, we received $400,000 from Zomax. On April 30, 2004, Intraware and Zomax terminated the strategic alliance agreement and entered into a new reseller agreement. The new reseller agreement allows Zomax to resell our SubscribeNet electronic software delivery and management service. Zomax will pay us fees for each resale of the SubscribeNet service to a customer, to be determined on a case-by-case basis. Under the new agreement, Zomax no longer pays minimum annual license fees to us. The term of the new agreement is one year, subject to automatic annual renewal for one-year periods. Each party has the right to terminate the agreement without cause upon 60 days' notice. As part of the termination of the amended 2002 agreement, Zomax and Intraware will no longer be subject to exclusivity requirements or restrictions on sales to certain companies. Also, Zomax no longer has the right to designate a member of or observer to our Board of Directors, or to participate in future Intraware common stock placements. In consideration for Zomax' termination of the strategic alliance agreement, we agreed to refund $115,000 of the $400,000 prepayment for future services paid by Zomax to us in October 2003. At the time of both the August 2003 amendment to the strategic alliance agreement, and the April 2004 termination of the strategic alliance agreement and entry into the new reseller agreement, Zomax held between 11% and 12% of our outstanding common stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The members of the Compensation Committee are its Chairman, Brendan A. McLoughlin, Raymond L. Ocampo Jr. and Peter F. Pervere. Mr. Pervere joined the Committee in March 2003 and Mr. Ocampo joined the Committee in November 2003. The Committee is responsible for:

    •
    evaluating the performance of our executive officers,

    •
    determining all compensation of the executive officers,

    •
    periodically reviewing our general compensation policies and practices, and

    •
    administering our stock option plans.

        The following report of the Committee discusses our policies concerning compensation of executive officers and the relationship of Intraware's performance to executive compensation, with a special focus on the compensation of the Chairman, Chief Executive Officer and President.

Overview of Compensation Policies

        Intraware's executive compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee approved executive compensation packages consisting of the following principal elements:

    •
    base salary;

    •
    potential cash bonuses tied to achievement of key corporate goals;

    •
    equity incentives in the form of stock option grants; and

    •
    benefits.

        When establishing salaries, bonus levels and stock option grants for each of the executive officers, the Committee considers the recommendations of the Chairman, Chief Executive Officer and President; the officer's role, responsibilities and performance during the past year, including the Committee members' personal experience with the officer; the company's performance and cash flow projections; and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data concerning the compensation paid to officers at such companies.

        A key tenet of our compensation philosophy is that a significant portion of executive compensation should be tied to the company's achievement of major financial goals. As discussed below, in fiscal year 2004, the bonus plan for all our employees, including executive officers, was primarily tied to the company's achievement of positive cash flow and performance consistent with publicly announced guidance.

        A second fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through our employee stock option and purchase plans, the benefits and incentives of equity ownership are extended to executive officers and employees of Intraware. As of June 8, 2004, the executive officers of Intraware beneficially owned an aggregate of 3,152,860 shares of common stock, including shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

Fiscal Year 2004 Executive Officer Compensation Program

        The components of our executive compensation program are described below:

Base Salary

        We believe that base salary is an important factor in attracting, motivating and retaining skilled executive officers. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions in software development and e-commerce companies located in the San Francisco Bay Area. Executive salaries are reviewed annually and adjusted as appropriate to reflect changes in market conditions, individual performance and responsibility, and the company's performance and liquidity.

Bonus Program

        Our cash bonus program seeks to motivate executives to achieve our performance objectives and to reward them when objectives are met. In the 2004 fiscal year, our primary bonus program was tied to specific financial objectives of the company, including positive cash flow and performance consistent with publicly announced guidance. If Intraware met those goals in any particular quarter, then the size of the bonus to each executive officer depended on the company's overall financial performance and, in the case of executives with particular areas of responsibility, the company's achievement of its performance objectives in those particular areas. All executive officer performance objectives were developed as part of Intraware's strategic plan that was updated quarterly, thereby helping to ensure that all executives' performance objectives were aligned with our strategic goals. In the 2004 fiscal year, Intraware did not achieve positive cash flow. Accordingly, only nominal bonuses ($1,147 or less) were paid to the executive officers (Mr. Brentano received commissions of approximately $7,000 after he ceased to be an executive officer and became a sales manager).

Stock Option Grants

        In fiscal year 2004, the Committee granted to Intraware's executive officers stock options to purchase an aggregate of 2,520,000 shares under the 1996 Stock Option Plan. The Committee determined that, in view of the company's ongoing efforts to control costs and achieve positive cash flow and profitability, it was appropriate to weight stock option grants heavily, relative to cash compensation, in the executive compensation packages. The Committee determined the number of options granted to executive officers in fiscal year 2004 primarily by evaluating each officer's respective job responsibilities, rank within the company's management structure, and existing stock and unvested option holdings. The Committee noted the substantial increases in responsibility assumed by Mr. Jackson, Mr. Dunlap and Ms. Nieto during the fiscal year. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

Benefits

        In fiscal year 2004, Intraware offered benefits to its executive officers that were substantially the same as those offered to all of Intraware's regular employees.

        Intraware has a tax-qualified deferred compensation plan, known as the Intraware, Inc., 401(k) Plan, covering all of Intraware's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. Intraware has not provided additional matching contributions under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Intraware to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Intraware, if any, will be deductible by Intraware when made.

Chairman, Chief Executive Officer and President's Compensation

        In fiscal year 2004, Peter H. Jackson served as Intraware's President and Chief Executive Officer and a member of the Board of Directors. He also resumed the role of Chairman beginning in November 2003. For fiscal year 2004, the Committee maintained Mr. Jackson's salary at approximately $300,000, and granted him options to purchase 1,750,000 shares of Intraware stock with exercise prices equal to the fair market value of our common stock on the respective grant dates, subject to standard four-year vesting terms.

        In determining Mr. Jackson's compensation for fiscal year 2004, the Committee considered the same criteria it considered with respect to the other executive officers as well as continuing contributions of Mr. Jackson to the execution of Intraware's strategic plan. The Committee noted that in fiscal year 2004, under Mr. Jackson's leadership, Intraware:

    •
    increased gross profit margins to 59%, a four percentage point increase over the prior year;

    •
    decreased annual net loss to $(2.4) million, a 75% reduction from the prior fiscal year, and the lowest net loss since our initial public offering in 1999;

    •
    strengthened our balance sheet substantially, increasing the cash balance from $6.8 million at the end of fiscal year 2003 to $11.8 million at the end of fiscal year 2004;

    •
    decreased cash used in operations from $5.2 million in fiscal year 2003 to $1.4 million in fiscal year 2004; and

    •
    reported a net profit for the fourth quarter of fiscal year 2004, the first net profit reported by the company in its history.

        The Committee noted that certain financial objectives of the company were not met, most importantly sustained positive cash flow. However, the Committee determined that the substantial strides made by the company toward achieving this and other key financial goals warranted the grant of strong equity incentives to help ensure that Mr. Jackson remained focused on achieving those goals.

Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless that compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Intraware's 1996 Stock Option Plan will meet the requirements of being performance-based, the Committee believes that Section 162(m) will not reduce the tax deduction available to Intraware. Intraware's policy is to qualify, to the extent reasonable, its executive officers compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Intraware's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Conclusion

        All aspects of Intraware's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Intraware's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Intraware's annual and long-term strategic objectives.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Brendan A. McLoughlin, Chairman Raymond L. Ocampo Jr. Peter F. Pervere

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

        The purpose of the Audit Committee is to:

    •
    Oversee Intraware's accounting and financial reporting processes and audits of Intraware's financial statements;

    •
    Assist the Board in oversight and monitoring of (i) the integrity of Intraware's financial statements, (ii) Intraware's compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications, independence and performance, and (iv) Intraware's internal accounting and financial controls;

    •
    Provide to the Board the results of its monitoring and related recommendations; and

    •
    Provide to the Board any additional information and materials as necessary to make the Board aware of significant financial matters that require its attention.

        In fulfilling its responsibilities, the Committee did the following:

    •
    Reviewed on a continuing basis the adequacy of Intraware's system of internal controls, including discussing Intraware's internal controls periodically with Intraware's management and the independent registered public accounting firm;

    •
    Reviewed and discussed with management and the independent registered public accounting firm the annual audited financial statements prior to filing Intraware's Annual Report on Form 10-K with the SEC, addressing the acceptability of Intraware's accounting principles as well as such other matters as are required to be discussed with the Committee under generally acceptable auditing standards and Statement of Accounting Standards 61 (Communication with Audit Committees), and recommended to the Board whether the financial statements should be included in the Annual Report;

    •
    Reviewed and discussed with management and the independent registered public accounting firm the quarterly unaudited financial statements of the company prior to its quarterly earnings press release and to the filing of its Quarterly Reports on Form 10-Q with the SEC;

    •
    Discussed with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of Intraware's audited financial statements, and certain significant financial reporting issues and judgments made in connection with the preparation of Intraware's unaudited financial statements;

    •
    Reviewed disclosures made to the Audit Committee by Intraware's Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

    •
    Conducted a post-audit review of the year-end financial statements and audit findings;

    •
    Reviewed before release the unaudited quarterly operating results in Intraware's quarterly earnings release;

    •
    Oversaw and reviewed the disclosure controls and procedures designed and maintained by Intraware's Disclosure Committee;

    •
    Appointed (subject to shareholder ratification), and oversaw the work and compensation of the independent registered public accounting firm;

    •
    Reviewed and provided guidance with respect to the external audit and Intraware's relationship with its independent registered public accounting firm by (i) reviewing the independent registered public accounting firm's proposed audit scope, approach and independence; (ii) obtaining written statements from the independent registered public accounting firm regarding relationships and services with Intraware which may impact independence, as set forth in Independence Standards Board Standard No. 1; and (iii) discussing with Intraware's independent registered public accounting firm the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management;

    •
    Reviewed, in conjunction with counsel, any legal matters that could have a significant impact on Intraware's financial statements or compliance policies; and

    •
    As necessary, instituted special investigations with full access to all books, records, facilities and personnel of Intraware.

Membership and Independence

        The Committee has three members: its Chairman, Peter F. Pervere; Brendan A. McLoughlin; and Bradley M. Shuster. Mr. Shuster joined the Committee in May 2004, after completion of the Company's 2004 fiscal year and year-end audit. Mark B. Hoffman was a member of the Committee throughout the 2004 fiscal year and until May 2004. All Committee members meet the following criteria:

    •
    Each member is an independent director, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rules 4200 and 4350(d);

    •
    Each member is able to read and understand fundamental financial statements, in accordance with NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d); and

    •
    One member of the Audit Committee is an audit committee financial expert, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d). Until May 15, 2003, the Committee's financial expert was Ronald E. F. Codd. Since May 15, 2003, the Committee's financial expert has been Peter F. Pervere.

Meetings Held in Fiscal Year 2004

        The Committee held nine meetings during fiscal year 2004. On several occasions the Committee met in a separate executive session with Intraware's independent registered public accounting firm.

Role of Management and the Independent Registered Public Accounting Firm

        Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion, based on its audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Recommendation

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Intraware's Annual Report on Form 10-K for the year ended February 29, 2004, for filing with the SEC. The Committee also appointed PricewaterhouseCoopers LLP to serve as the company's independent registered public accounting firm for the fiscal year ending February 28, 2005, subject to ratification by the company's shareholders.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Peter F. Pervere, Chairman Brendan A. McLoughlin Bradley M. Shuster

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder return from February 26, 1999, the effective date of the initial public offering of our common stock, through February 29, 2004, the end of our 2004 fiscal year, for our common stock, the Nasdaq Composite Index and the TSC Internet Sector Index. The graph assumes that $100 was invested in our common stock at the initial public offering price of $16.00 per share, and in the above indices on February 26, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the shares they represent in accordance with their best judgment.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Intraware, Inc., 25 Orinda Way, Orinda, CA 94563, (925) 253-4500. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by July 21, 2004.

        It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS
Peter H. Jackson, Chairman, Chief Executive Officer and President

Dated: June 21, 2004

INTRAWARE, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INTRAWARE, INC. ("INTRAWARE")

        The undersigned hereby appoints Wendy A. Nieto and John J. Moss, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Intraware's stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Intraware to be held at 10:00 a.m. on August 4, 2004 at the Orinda Community Center, 26 Orinda Way, Orinda, California 94563, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
FOLD AND DETACH HERE

INTRAWARE, INC.

Please mark your vote in oval in the following manner using dark ink only /    /

		FOR NOMINEE	WITHHELD FROM NOMINEE
1.	Election of Class III Director Nominee: Peter H. Jackson	/ /	/ /
	Election of Class III Director Nominee: Mark B. Hoffman	/ /	/ /
		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm	/ /	/ /	/ /
Mark here for address change and note below		/ /

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

Signature:	Date:

Signature:	Date:

        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is partnership, please sign the partnership name by an authorized person.

FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

QuickLinks

Intraware, Inc. 25 Orinda Way Orinda, California 94563 (925) 253-4500
TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Wednesday, August 4, 2004, at 10:00 a.m.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
Questions and Answers About The Proxy Materials and the Annual Meeting
PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS
Nominees for Class III Director for a Term Expiring in 2007
Incumbent Class I Directors Whose Term Expires in 2005
Incumbent Class II Directors Whose Term Expires in 2006
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH